Roper Technologies announces third quarter financial results and new share repurchase program

Sarasota, Florida, October 23, 2025 ... Roper Technologies, Inc. (Nasdaq: ROP) reported financial results for the third quarter ended September 30, 2025.

Third quarter 2025 highlights

•Revenue increased 14% to $2.02 billion; acquisition contribution was +8% and organic revenue was +6%
•GAAP net earnings increased 8% to $398 million; adjusted net earnings increased 12% to $557 million
•Adjusted EBITDA increased 13% to $810 million
•Operating cash flow increased 15% to $870 million; free cash flow increased 17% to $842 million
•GAAP DEPS increased 8% to $3.68; adjusted DEPS increased 11% to $5.14, including a $(0.05) impact from third quarter bolt-on acquisitions not reflected in previous guidance

"Roper delivered another strong quarter and once again demonstrated the durability of our business model, with 14% revenue growth, 13% EBITDA growth, and 17% free cash flow growth," said Neil Hunn, Roper Technologies' President and CEO. "During the quarter, we continued to execute our strategy of acquiring businesses that enhance shareholder value creation, deploying $1.3 billion toward Subsplash and several bolt-on acquisitions. Importantly, all of our businesses continue to accelerate their AI innovation, with promising AI solution pipelines and increasing realization of internal efficiencies."

"We remain well positioned to execute our disciplined acquisition approach, with significant M&A firepower and a robust pipeline of attractive opportunities. Additionally, our new share repurchase authorization underscores our confidence in Roper's strategy and our ongoing commitment to create shareholder value. Roper continues to deliver compelling long-term cash flow compounding to our shareholders, enabled by the powerful combination of our durable business portfolio and proven capital deployment capability."

Updating 2025 guidance

"Our underlying earnings are trending toward the higher end of our previous guidance range despite the government shutdown and some timing delays at Neptune. During the quarter, we made another strategic technology investment to transform DAT into a digital freight marketplace with the acquisition of Convoy. We also acquired Orchard Software, which is being integrated into our Clinisys laboratory software business."

"We are adjusting our full year 2025 DEPS guidance range to $19.90 - $19.95 compared to our previous guidance of $19.90 - $20.05 to reflect both our underlying trends and $0.10 of incremental DEPS dilution related to our third quarter acquisitions that were not reflected in our previous guidance. We continue to expect total revenue growth of approximately 13% and now expect organic revenue growth of approximately 6%," concluded Mr. Hunn.

For the fourth quarter of 2025, the Company expects adjusted DEPS of $5.11 - $5.16 including a $(0.05) impact from third quarter bolt-on acquisitions not reflected in previous guidance.

The Company’s guidance excludes the impact of unannounced future acquisitions or divestitures, as well as potential share repurchases.

New share repurchase program

Roper's Board of Directors has authorized the repurchase of up to $3 billion of the Company's common stock. Repurchases may be made from time to time through open-market purchases or through privately negotiated transactions subject to market conditions, applicable legal requirements, and other relevant factors. The repurchase program does not obligate the Company to acquire any particular amount of its common stock and may be suspended at any time at the Company's discretion. The timing and number of shares repurchased will depend on a variety of factors, including the stock price, business and market conditions, corporate and regulatory requirements, alternative investment opportunities, acquisition opportunities, and other factors.

Conference call to be held at 8:00 AM (ET) today

A conference call to discuss these results has been scheduled for 8:00 AM ET on Thursday, October 23, 2025. The call can be accessed via webcast or by dialing +1 800-836-8184 (US/Canada) or +1 646-357-8785, using conference call ID 03387. Webcast information and conference call materials will be made available in the Investors section of Roper’s website (www.ropertech.com) prior to the start of the call. The webcast can also be accessed directly by using the following URL https://event.webcast. Telephonic replays will be available for up to two weeks and can be accessed by dialing +1 646-517-4150 with access code 03387#.

Use of non-GAAP financial information

The Company supplements its consolidated financial statements presented on a GAAP basis with certain non-GAAP financial information to provide investors with greater insight, increase transparency and allow for a more comprehensive understanding of the information used by management in its financial and operational decision-making. Reconciliation of non-GAAP measures to their most directly comparable GAAP measures are included in the accompanying financial schedules or tables. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures prepared in accordance with GAAP, and the financial results prepared in accordance with GAAP and reconciliations from these results should be carefully evaluated.

Minority interest

Following the sale of a majority stake in its industrial businesses to CD&R, Roper holds a minority interest in Indicor. The fair value of Roper’s equity investment in Indicor is updated on a quarterly basis and reported as "equity investments (gain) loss, net." Roper makes non-GAAP adjustments for the impacts associated with this investment.

Table 1: Revenue and adjusted EBITDA reconciliation ($M)
	Q3 2024	Q3 2025		V %
GAAP revenue	$1,765	$2,017		14%

Components of revenue growth
Organic				6%
Acquisitions				8%
Foreign exchange				—%
Revenue growth				14%

Adjusted EBITDA reconciliation
GAAP net earnings	$368	$398
Taxes	99	100
Interest expense	68	90
Depreciation	9	10
Amortization	197	221
EBITDA	$741	$819		11%

Restructuring-related expenses associated with the Transact acquisition	9	—
Transaction-related expenses for completed acquisitions	5	4
Financial impacts associated with the minority investments in Indicor & Certinia	(37)	(13)	A
Adjusted EBITDA	$717	$810		13%
Adjusted EBITDA margin	40.7%	40.2%		(50 bps)

Table 2: Adjusted net earnings reconciliation ($M)
	Q3 2024	Q3 2025		V %
GAAP net earnings	$368	$398		8%
Restructuring-related expenses associated with the Transact acquisition	7	—
Transaction-related expenses for completed acquisitions	4	3
Financial impacts associated with the minority investments in Indicor & Certinia	(29)	(10)	A
Amortization of acquisition-related intangible assets	149	165	B
Adjusted net earnings C	$499	$557		12%

Table 3: Adjusted DEPS reconciliation
	Q3 2024	Q3 2025		V %
GAAP DEPS	$3.40	$3.68		8%
Restructuring-related expenses associated with the Transact acquisition	0.07	—
Transaction-related expenses for completed acquisitions	0.03	0.03
Financial impacts associated with the minority investments in Indicor & Certinia	(0.27)	(0.09)	A
Amortization of acquisition-related intangible assets	1.38	1.53	B
Adjusted DEPS C	$4.62	$5.14		11%

Table 4: Cash flow reconciliation ($M)
	Q3 2024	Q3 2025	V %
Operating cash flow	$755	$870	15%
Capital expenditures	(23)	(12)
Capitalized software expenditures	(13)	(16)
Free cash flow	$719	$842	17%

Table 5: Forecasted adjusted DEPS reconciliation
	Q4 2025		FY 2025
	Low end	High end	Low end	High end
GAAP DEPS D	$3.59	$3.64	$13.81	$13.86
YTD transaction-related expenses for completed acquisitions	—	—	0.06	0.06
YTD financial impacts associated with the minority investment in Indicor A	—	—	0.08	0.08
Amortization of acquisition-related intangible assets B	1.52	1.52	5.95	5.95
Adjusted DEPS C	$5.11	$5.16	$19.90	$19.95

Footnotes:

A.	Adjustments related to the financial impacts associated with the minority investment in Indicor as shown below ($M, except per share data). Forecasted results do not include any potential impacts associated with our minority investment in Indicor, as these potential impacts cannot be reasonably predicted. These impacts will be excluded from all non-GAAP results in future periods.

		Q3 2025A	Q4 2025E	FY 2025E	YTD 2025A
	Pretax	$(13)	TBD	TBD	$15
	After-tax	$(10)	TBD	TBD	$8
	Per share	$(0.09)	TBD	TBD	$0.08

B.	Actual results and forecast of estimated amortization of acquisition-related intangible assets as shown below ($M, except per share data).

		Q3 2025A	Q4 2025E	FY 2025E
	Pretax	$209	$209	$816
	After-tax	$165	$165	$644
	Per share	$1.53	$1.52	$5.95

C.	All actual and forecasted non-GAAP adjustments are taxed at 21% with the exception of the financial impacts associated with minority investments.

D.	Forecasted GAAP DEPS do not include any potential impacts associated with our minority investment in Indicor. These impacts will be excluded from all non-GAAP results in future periods.

Note: Numbers may not foot due to rounding.

About Roper Technologies

Roper Technologies is a constituent of the Nasdaq 100, S&P 500, and Fortune 1000. Roper has a proven, long-term track record of compounding cash flow and shareholder value. The Company operates market leading businesses that design and develop vertical software and technology enabled products for a variety of defensible niche markets. Roper utilizes a disciplined, analytical, and process-driven approach to redeploy its excess capital toward high-quality acquisitions. Additional information about Roper is available on the Company’s website at www.ropertech.com.

Contact information:
Investor Relations
941-556-2601
investor-relations@ropertech.com

The information provided in this press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements may include, among others, statements regarding operating results, the success of our internal operating plans, and the prospects for newly acquired businesses to be integrated and contribute to future growth, profit and cash flow expectations. Forward-looking statements may be indicated by words or phrases such as "anticipate," "estimate," "plans," "expects," "projects," "should," "will," "believes," "intends" and similar words and phrases. These statements reflect management's current beliefs and are not guarantees of future performance. They involve risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement. Such risks and uncertainties include our ability to identify and complete acquisitions consistent with our business strategies, integrate acquisitions that have been completed, realize expected benefits and synergies from, and manage other risks associated with, acquired businesses, including obtaining any required regulatory approvals with respect thereto. We also face other general risks, including our ability to realize cost savings from our operating initiatives, general economic conditions and the conditions of the specific markets in which we operate, including risks related to labor shortages and rising interest rates, changes in foreign exchange rates, risks related to changing U.S. and foreign trade policies, including increased trade restrictions or tariffs, risks associated with our international operations, cybersecurity and data privacy risks, including litigation resulting therefrom, risks related to political instability, armed hostilities, incidents of terrorism, public health crises (such as the COVID-19 pandemic) or natural disasters, increased product liability and insurance costs, increased warranty exposure, future competition, changes in the supply of, or price for, parts and components, including as a result of inflation and potential supply chain constraints, environmental compliance costs and liabilities, risks and cost associated with litigation, potential write-offs of our substantial intangible assets, and risks associated with obtaining governmental approvals and maintaining regulatory compliance for new and existing products. Important risks may be discussed in current and subsequent filings with the SEC. You should not place undue reliance on any forward-looking statements. These statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

# # #

Roper Technologies, Inc.
Condensed Consolidated Balance Sheets (unaudited)
(Amounts in millions)

	September 30, 2025	December 31, 2024
ASSETS:

Cash and cash equivalents	$320.0	$188.2
Accounts receivable, net	910.2	885.1
Inventories, net	140.8	120.8
Income taxes receivable	63.5	25.6
Unbilled receivables	140.9	127.3
Prepaid expenses and other current assets	227.8	195.7
Total current assets	1,803.2	1,542.7

Property, plant and equipment, net	157.6	149.7
Goodwill	21,336.7	19,312.9
Other intangible assets, net	9,966.5	9,059.6
Deferred taxes	54.8	54.1
Equity investment	756.0	772.3
Other assets	509.6	443.4
Total assets	$34,584.4	$31,334.7

LIABILITIES AND STOCKHOLDERS’ EQUITY:

Accounts payable	$167.4	$148.1
Accrued compensation	274.9	289.0
Deferred revenue	1,809.1	1,737.4
Other accrued liabilities	538.0	546.2
Income taxes payable	35.8	68.4
Current portion of long-term debt, net	300.0	1,043.1
Total current liabilities	3,125.2	3,832.2

Long-term debt, net of current portion	9,154.1	6,579.9
Deferred taxes	1,822.5	1,630.6
Other liabilities	489.8	424.4
Total liabilities	14,591.6	12,467.1

Common stock	1.1	1.1
Additional paid-in capital	3,242.7	3,014.6
Retained earnings	16,875.0	16,034.9
Accumulated other comprehensive loss	(110.0)	(166.5)
Treasury stock	(16.0)	(16.5)
Total stockholders’ equity	19,992.8	18,867.6
Total liabilities and stockholders’ equity	$34,584.4	$31,334.7

Roper Technologies, Inc.
Condensed Consolidated Statements of Earnings (unaudited)
(Amounts in millions, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Net revenues	$2,017.5	$1,764.6	$5,843.9	$5,162.1
Cost of sales	614.5	542.9	1,801.8	1,566.1
Gross profit	1,403.0	1,221.7	4,042.1	3,596.0

Selling, general and administrative expenses	830.0	725.1	2,395.0	2,123.9
Income from operations	573.0	496.6	1,647.1	1,472.1

Interest expense, net	89.7	67.7	231.7	188.4
Equity investments (gain) loss, net	(12.9)	(37.4)	14.9	(93.6)
Other (income) expense, net	(2.0)	(0.9)	(1.0)	0.9
Earnings before income taxes	498.2	467.2	1,401.5	1,376.4

Income taxes	99.7	99.3	293.6	289.4

Net earnings	$398.5	$367.9	$1,107.9	$1,087.0

Net earnings per share:
Basic	$3.70	$3.43	$10.31	$10.15
Diluted	$3.68	$3.40	$10.23	$10.06

Weighted average common shares outstanding:
Basic	107.6	107.2	107.5	107.1
Diluted	108.4	108.1	108.3	108.0

Roper Technologies, Inc.
Selected Segment Financial Data (unaudited)
(Amounts in millions; percentages of net revenues)

	Three months ended September 30,				Nine months ended September 30,
	2025		2024		2025		2024
	Amount	%	Amount	%	Amount	%	Amount	%
Net revenues:
Application Software	$1,161.0		$984.4		$3,324.1		$2,811.4
Network Software	413.4		367.1		1,174.7		1,102.1
Technology Enabled Products	443.1		413.1		1,345.1		1,248.6
Total	$2,017.5		$1,764.6		$5,843.9		$5,162.1

Gross profit:
Application Software	$801.0	69.0%	$672.8	68.3%	$2,275.1	68.4%	$1,939.6	69.0%
Network Software	346.9	83.9%	311.8	84.9%	983.3	83.7%	935.9	84.9%
Technology Enabled Products	255.1	57.6%	237.1	57.4%	783.7	58.3%	720.5	57.7%
Total	$1,403.0	69.5%	$1,221.7	69.2%	$4,042.1	69.2%	$3,596.0	69.7%

Operating profit*:
Application Software	$323.0	27.8%	$259.8	26.4%	$894.4	26.9%	$750.5	26.7%
Network Software	178.1	43.1%	166.0	45.2%	514.1	43.8%	492.1	44.7%
Technology Enabled Products	150.2	33.9%	141.1	34.2%	467.9	34.8%	424.0	34.0%
Total	$651.3	32.3%	$566.9	32.1%	$1,876.4	32.1%	$1,666.6	32.3%

* Segment operating profit is before unallocated corporate general and administrative expenses and enterprise-wide stock-based compensation. These expenses were $78.3 and $70.3 for the three months ended September 30, 2025 and 2024, respectively, and $229.3 and $194.5 for the nine months ended September 30, 2025 and 2024, respectively.

Roper Technologies, Inc.
Condensed Consolidated Statements of Cash Flows (unaudited)
(Amounts in millions)
	Nine months ended September 30,
	2025	2024
Cash flows from operating activities:
Net earnings	$1,107.9	$1,087.0
Adjustments to reconcile net earnings to cash flows from operating activities:
Depreciation and amortization of property, plant and equipment	29.9	27.9
Amortization of intangible assets	638.0	573.8
Amortization of deferred financing costs	8.6	7.0
Non-cash stock compensation	128.7	112.9
Equity investments (gain) loss, net	14.9	(93.6)
Income tax provision	293.6	289.4
Changes in operating assets and liabilities, net of acquired businesses:
Accounts receivable	(0.5)	82.8
Unbilled receivables	(7.2)	(17.1)
Inventories	(18.2)	(8.3)
Prepaid expenses and other current assets	(27.9)	(21.9)
Accounts payable	13.2	(7.2)
Other accrued liabilities	(48.9)	(1.7)
Deferred revenue	28.5	24.5
Cash taxes paid for gain on disposal of equity investment	(30.2)	—
Cash income taxes paid, excluding tax associated with gain on disposal of equity investment	(307.6)	(383.1)
Other, net	(20.5)	(1.4)
Cash provided by operating activities	1,802.3	1,671.0

Cash flows from (used in) investing activities:
Acquisitions of businesses, net of cash acquired	(3,280.4)	(3,464.1)
Capital expenditures	(37.6)	(39.2)
Capitalized software expenditures	(42.8)	(33.4)
Distributions from equity investment	5.1	9.5
Other	1.7	(1.0)
Cash used in investing activities	(3,354.0)	(3,528.2)

Cash flows from (used in) financing activities:
Proceeds from senior notes	2,000.0	2,000.0
Payments of senior notes	(700.0)	(500.0)
Borrowings under revolving line of credit, net	585.0	565.0
Debt issuance costs	(19.5)	(24.7)
Cash dividends to stockholders	(266.0)	(241.1)
Proceeds from stock-based compensation, net	79.4	88.1
Treasury stock sales	17.4	14.5
Other, net	(42.0)	(0.1)
Cash provided by financing activities	1,654.3	1,901.7

Effect of exchange rate changes on cash	29.2	10.8

Net increase in cash and cash equivalents	131.8	55.3

Cash and cash equivalents, beginning of period	188.2	214.3

Cash and cash equivalents, end of period	$320.0	$269.6